Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: May 3, 2019

TIME: 7:00am CST

Media Contact: Evelyn Jones, Marketing Director ejones@redriverbank.net 318-561-5903 – office 318-664-1513 – cell

Red River Bancshares, Inc. Announces Pricing of Initial Public Offering

Alexandria, Louisiana — Red River Bancshares, Inc. (“the Company”), a holding company that operates through its wholly owned subsidiary, Red River Bank, announced today the pricing of its initial public offering of 600,000 shares of its common stock at a public offering price of $45.00 per share. Of the offered shares, 573,320 are being offered by the Company, and 26,680 are being offered by certain selling shareholders. The Company has also granted the underwriters a 30-day option to purchase up to an additional 90,000 shares of its common stock. The Company’s common stock is expected to begin trading on the Nasdaq Global Select Market under the trading symbol “RRBI” on Friday, May 3, 2019.

The Company intends to use the net proceeds from this offering for general corporate purposes and investment in Red River Bank, which may include the support of its balance sheet growth, repayment of the Company’s junior subordinated debentures, the acquisition of other banks or financial institutions as opportunities arise, and the maintenance of capital and liquidity ratios. The Company will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

FIG Partners, LLC is acting as Lead Bookrunner, and Stephens Inc. is acting as Joint Bookrunner for the offering. The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the proposed offering, when available, may be obtained from: FIG Partners, LLC, Attention: Greg Gersack, Head of Capital Markets, 1475 Peachtree Street NE, Suite 800, Atlanta, GA 30309, by calling (404) 601-7200 or by emailing ggersack@figpartners.com or Stephens Inc., Attention: Prospectus Department, 111 Center Street, Little Rock, AR 72201, by calling (501) 377-2131 or by emailing prospectus@stephens.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on May 2, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

1412 One Centre Court    P. O. Box 12598    Alexandria, Louisiana 71315    318-561-4000

About Red River Bancshares, Inc.

Red River Bancshares, Inc. is the bank holding company for Red River Bank, a Louisiana state-chartered bank established in 1999 that provides a fully integrated suite of banking products and services tailored to the needs of commercial and retail customers. Red River Bank operates from a network of 23 banking centers throughout the state and one loan production office in Covington, Louisiana. Banking centers are located in the following markets: Central Louisiana, which includes the Alexandria metropolitan statistical area (“MSA”); Northwest Louisiana, which includes the Shreveport-Bossier City MSA; Southeast Louisiana, which includes the Baton Rouge MSA; and Southwest Louisiana, which includes the Lake Charles MSA. As of December 31, 2018, Red River Bank was the fifth largest financial institution headquartered in Louisiana based on assets, with total assets of $1.86 billion.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Any forward-looking statements included herein reflect the Company’s current views, and they involve certain risks and uncertainties, including, among others, that the Company’s business plans may change as circumstances warrant, the Company’s common stock may not begin trading on the NASDAQ Global Select Market as expected and the offering may not close as expected. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in the Company’s registration statement on Form S-1 that it has filed with the SEC and the final prospectus. Any forward-looking statement speaks only as of the date on which it was initially made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

1412 One Centre Court    P. O. Box 12598    Alexandria, Louisiana 71315    318-561-4000